Example 20.4

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended  2/28/2007
     Distribution Date     3/15/2007
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                    Total                         Allocated to Allocated to Investor Interest
 1   Sources of funds                                             Transferor       Total   Series 05-A    Series 05-B   Series 07-A
                                                    --------------------------------------------------------------------------------
     Principal Collections                              960,904      367,167     593,737       290,963        291,115        11,659
     Finance Charge Collections                          65,139       24,890      40,249        19,724         19,734           790
     Interchange                                          7,635        2,917       4,718         2,312          2,313            93
                                                    --------------------------------------------------------------------------------
     Total Funds Received                             1,033,678      394,975     638,704       312,999        313,163        12,542


 2   Application of Principal Collections              Total     Series 05-A Series 05-B   Series 07-A
     Investor Percentage of Principal Collections       593,737      290,963     291,115        11,659
     deduct:
     Utilised Retained Principal Collections
            allocable to Class C                              0            0           0             0
            allocable to Class B                              0            0           0             0
     Transferred to Series Collections Ledger                 0            0           0             0
     Shared Principal Collections                             0            0           0             0
                                                    ---------------------------------------------------
     Cash Available for Acquisition                     593,737      290,963     291,115        11,659


 3   Application of Finance Charge Collections         Total     Series 05-A Series 05-B   Series 07-A
     Investor Percentage of Finance Charge Collections   44,967       22,036      22,048           883
     deduct:
     Trustee payment amount                                  --           --          --            --
     Loan Note Issuer Costs                                  23           11          11             0
     Monthly Distribution Amounts                        12,894        6,137       6,171           586
     Servicing fee payable to RBS                         1,843          903         904            36
     Cash Management fee payable to RBS                       2            1           1             1
     Investor Default Amount                             16,219        7,948       7,952           318

     Notional transfer between Series (see Note)             --          (29)        (29)           58

     Available Spread                                    13,987        7,007       6,980            --

     Note: "Notional transfer between Series" refers to the fact that amounts that would otherwise constitute Available Spread in respect of Series 2005-A and 2005-B may be allocated, to the extent necessary, to Series 2007-A to form part of available funds for that Series.

 4   Payments in respect of the Securities
     Series 05-A                                      Class A       Class B         Class C
                                                     USD 000s       USD 000s        USD 000s
     Balance at 15 Feb 2007                           2,175,000          175,000        150,000
     Principal repayments on 15 Mar 2007                     --               --             --
                                                    --------------------------------------------
     Balance carried forward on 15 Mar 2007           2,175,000          175,000        150,000
                                                    --------------------------------------------

     Interest due on 15 Mar 2007                          9,034              749            658
     Interest paid                                       (9,034)            (749)          (658)
                                                    --------------------------------------------
     Interest unpaid                                         --               --             --


                                                    ------------------------------------------------------------------------
     Series 05-B                                      Class A-1   Class A-2    Class A-3   Class B-3  Class C-1   Class C-3
                                                       USD 000s    EUR 000s     GBP 000s    GBP 000s   USD 000s    GBP 000s
     Balance at 15 Feb 2007                             435,000     450,000      700,000     101,000     42,000      63,000
     Principal repayments on 15 Mar 2007                     --          --           --          --         --          --
                                                    ------------------------------------------------------------------------
     Balance carried forward on 15 Mar 2007             435,000     450,000      700,000     101,000     42,000      63,000
                                                    ------------------------------------------------------------------------

     Interest due on 15 Mar 2007                          5,883       1,295        9,296       1,384        605         894
     Interest paid                                       (5,883)     (1,295)      (9,296)     (1,384)      (605)       (894)
                                                    ------------------------------------------------------------------------
     Interest unpaid                                         --          --           --          --         --          --


     Series 07-A                                     Class A2    Class A3
                                                     EUR 000s    GBP 000s

     Balance at 15 Feb 2007                              51,200        24,000
     Principal repayments on 15 Mar 2007                     --            --
                                                    --------------------------
     Balance carried forward on 15 Mar 2007              51,200        24,000
                                                    --------------------------

     Interest due on 15 Mar 2007                            409           239
     Interest paid                                         (409)         (239)
                                                    --------------------------
     Interest unpaid                                         --            --

 5   Transaction Accounts and Ledgers
                                                       Total       Series 05-A     Series 05-B     Series 07-A
     Reserve Account
     Required Reserve Amount                                 --         --             --               --
                                                    -------------------------------------------------------------
     Balance at 15 Feb 2007                                  --         --             --               --
     Transfer in/out this period                             --         --             --               --
     Interest earned                                         --         --             --               --
                                                    -------------------------------------------------------------
     Balance carried forward on 15 Mar 2007                  --         --             --               --
                                                    -------------------------------------------------------------

     Spread Account
     Required Spread Account Amount                      28,953         --             --           28,953
                                                    -------------------------------------------------------------
     Balance at 15 Feb 2007                              14,477         --             --           14,477
     Transfer in/out this period                         14,386         --             --           14,386
     Interest earned                                         90         --             --               90
                                                    -------------------------------------------------------------
     Balance carried forward on 15 Mar 2007              28,953         --             --           28,953
                                                    -------------------------------------------------------------

     Principal Funding Account
     Balance at 15 Feb 2007                                  --         --             --               --
     Transfer in/out this period                             --         --             --               --
     Interest earned                                         --         --             --               --
                                                    -------------------------------------------------------------
     Balance carried forward on 15 Mar 2007                  --         --             --               --

 6   Subordination Percentages                                    Series 05-A                        Series 05-B
                                                            Original         Current          Original         Current
                                                     (pound)000   %   (pound)000   %   (pound)000   %   (pound)000    %
     Class A Investor Interest                        1,257,225   87%  1,257,225   87%  1,257,568   87%  1,257,568   87%
     Class B Investor Interest                          101,156    7%    101,156    7%    101,000    7%    101,000    7%
     Class C Investor Interest                           86,705    6%     86,705    6%     87,277    6%     87,277    6%
                                                    ----------------------------------------------------------------------
     Total Investor Interest                          1,445,087  100%  1,445,087  100%  1,445,845  100%  1,445,845  100%
                                                    ----------------------------------------------------------------------


 6   Subordination Percentages                                   Series 07-A
                                                            Original        Current
                                                    (pound)000   %   (pound)000    %
     Class A Investor Interest                          57,905  100%     57,905   100%
     Class B Investor Interest                              --    0%         --     0%
     Class C Investor Interest                              --    0%         --     0%
                                                    -----------------------------------
     Total Investor Interest                            57,905  100%     57,905   100%
                                                    -----------------------------------

 7   Assets of the Trust
                                                                 (pound)000
                                                          -----------------
     Total receivables at   28-Feb-07                      (pound)4,775,517
                                                          -----------------

     Aggregate amount of receivables that, as at
     28 Feb 2007 were delinquent by:           30-59 days            60,943
                                               60-89 days            48,150
                                              90-179 days           125,632
                                         180 or more days           192,076

 8   Material Changes

     New Issuance during period                            On 1 February 2007 the Issuer issued EUR
                                                           51,200,000 Series 2007-A Class A2 Asset Backed
                                                           Floating Rate Notes due 2014 and GBP
                                                           24,000,000 Series 2007-A Class A3 Asset Backed
                                                           Floating Rate Notes due 2014

     Material modifications to pool asset terms            NONE

     Material modifications to origination policies        NONE

     Material breaches of pool asset representations,
     warranties or covenants                               NONE


 9   Trigger Information

     Series Pay Out Events                                 NONE

     Trust Pay Out Events                                  NONE


 10  Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                     NONE

     Changes in Securities                                 NONE

     Submission of Matters to a Vote of Security Holders   NONE

     Other Information                                     NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of March, 2007

     ------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business